Exhibit 10.1

Execution Version

WAIVER AND EIGHTH AMENDMENT TO LOAN AGREEMENT

DATED as of March 11, 2026

AMONG: DIRTT ENVIRONMENTAL SOLUTIONS LTD., and DIRTT ENVIRONMENTAL

SOLUTIONS, INC., as Borrowers

AND: ROYAL BANK OF CANADA, as Lender

PREAMBLE

WHEREAS the Borrowers and the Lender entered into that certain Loan Agreement dated as of February 12, 2021 (as amended pursuant to a First Amendment and Consent dated November 15, 2021, the Second Amendment to Loan Agreement dated February 9, 2023, the Third Amendment and Consent to Loan Agreement dated February 9, 2024, the Fourth Amendment to Loan Agreement dated February 12, 2025, the Fifth Amendment to Loan Agreement dated February 20, 2025, the Sixth Amendment to Loan Agreement dated November 4, 2025, the Seventh Amendment and Consent to Loan Agreement dated February 11, 2026 and as may be further amended, restated, supplemented, revised, replaced or otherwise modified from time to time, the “Existing Loan Agreement”);

AND WHEREAS the following Events of Default have occurred and are continuing:

(a)
the Credit Parties completed certain purchases of the Canadian Borrower’s Shares during the Fiscal Months ending December 31, 2025 and February 28, 2026, each such purchase constituting a Restricted Payment, and the Payment Conditions were not satisfied at the time of each such purchase due to the Canadian Borrower’s failure to maintain a Fixed Charge Coverage Ratio of 1.10:1.00 on a trailing twelve-month basis, as required pursuant to Section 5.2(h) of the Existing Loan Agreement, resulting in an Event of Default pursuant to Section 7.1(b)(i) of the Existing Loan Agreement (the “Restricted Payment Defaults”); and

(b)
following the occurrence of an FCCR Trigger due to the Restricted Payment Defaults, the Canadian Borrower failed to maintain a Fixed Charge Coverage Ratio of 1.10:1.00 on a trailing twelve-month basis during the twelve-month period ending January 31, 2026, as required pursuant to Section 5.1(a) of the Existing Loan Agreement, resulting in an Event of Default pursuant to Section 7.1(b)(i) of the Existing Loan Agreement (the “FCCR Default” and together with the Restricted Payment Defaults, the “Specified Events of Default”).

AND WHEREAS the Borrowers and the Lender have agreed to amend certain provisions of the Loan Agreement, but only to the extent and subject to the limitations set forth in this Waiver and Eighth Amendment to Loan Agreement (this “Amendment” and, together with the Existing Loan Agreement, the “Loan Agreement”) and without prejudice to the Lender’s other rights;

NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree as follows:

ARTICLE I – INTERPRETATION

1.1 All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

ARTICLE II – WAIVER

2.1
In reliance upon the representations and warranties of each Borrower set forth in Article V below and subject to the satisfaction of the conditions precedent set forth in Article IV below, the Lender hereby waives the Defaults and Events of Default that occur or have occurred solely as a result of the Specified Events of Default. This is a limited waiver and shall be effective only for the Specified Events of Default, and in no event shall this waiver be deemed to be a waiver of any other Defaults or Events of Default now existing or hereafter arising or the enforcement of the Lender’s rights with respect thereto.

ARTICLE III – AMENDMENTS TO THE LOAN AGREEMENT

3.1
Schedule A of the Loan Agreement (Definitions) is hereby amended by adding the following definitions in appropriate alphabetical order:

“January 2026 Debenture Repayment” shall mean the repayment of the outstanding Convertible Debentures issued pursuant to a first supplemental indenture dated as of January 25, 2021, in the amount of $17,065,004.27, by the Canadian Borrower on January 29, 2026.

3.2
The definition of “Fixed Charges” in Schedule A of the Loan Agreement (Definitions) is hereby deleted in its entirety and replaced with the following (the underlined portions of which show the changes made to such definition):

“Fixed Charges” means, with respect to any Person for any period and on a consolidated basis, the sum of (in each case, without duplication) (i) Total Interest Expense, other than interest payments made pursuant to the January 2026 Debenture Repayment, (ii) all Indebtedness repayments required to be paid by such Person during such period, other than the January 2026 Debenture Repayment, (iii) all amounts actually paid by such Person in respect of Capital Leases during such period, and (iv) all rent and other charges actually paid by such Person during such period with respect to all operating leases.

3.3
Exhibit C to the Loan Agreement (Form of Compliance Certificate) is hereby amended by deleting clause A.(ii) of Attachment 1 to Exhibit C and replacing it with the following (the underlined portions of which show the changes made to such clause):

Total Interest Expense (excluding the January 2026 Debenture Repayment)

scheduled payments of principal on Funded Debt (excluding the January 2026 Debenture Repayment)

scheduled payments under Capital Leases operating lease payments

(ii) TOTAL

ARTICLE IV – CONDITIONS TO EFFECTIVENESS

4.1
This Amendment shall become effective upon the Borrowers delivering to the Lender each of the following (such date being referred to herein as the “Effective Date”):

(a)
an executed copy of this Amendment by PDF copy transmitted via e-mail or telecopier; and

(b)
the Borrowers paying to the Lender an amendment fee equal to $2,500; which fee shall be non-refundable and fully earned and paid upon the execution of this Agreement and which fee may be charged as a Revolving Credit Advance and be added to and form part of a Loan.

ARTICLE V – REPRESENTATIONS AND WARRANTIES

5.1
Each Borrower represents and warrants to the Lender that the following statements are true, correct and complete:

(a)
Authorization, Validity, and Enforceability of this Amendment. Each Borrower has the corporate power and authority to execute and deliver this Amendment. Each Borrower has taken all necessary corporate action (including, without limitation, obtaining approval of its shareholders if necessary) to authorize the execution and delivery of this Amendment. This Amendment has been duly executed and delivered by the Borrowers and this Amendment constitutes the legal, valid and binding obligations of the Borrowers, enforceable against them in accordance with their respective terms without defence, compensation, setoff or counterclaim. Each Credit Party’s execution and delivery of this Amendment does not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any lien upon the property of the Borrowers by reason of the terms of (a) any contract, mortgage, hypothec, lien, lease, agreement, indenture, or instrument to which any of the Borrowers is a party or which is binding on any of them, (b) any requirement of law applicable to the Borrowers, or (c) the certificate or articles of incorporation or amalgamation or bylaws of the Borrowers.

(b)
Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or other person is necessary or required in connection with the execution, delivery or performance by, or enforcement against the Borrowers or any Subsidiaries of this Amendment except for such as have been obtained or made and filings required in order to perfect and render enforceable the Lender's security interests.

(c)
Incorporation of Representations and Warranties From Loan Agreement. The representations and warranties contained in the Loan Agreement are and will be true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

(d)
Absence of Default. Except for the Specified Events of Default that are hereby waived pursuant to Section 2.1 of this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default.

(e)
Security. All security delivered to or for the benefit of the Lender pursuant to the Loan Agreement and the other Loan Documents remains in full force and effect and secures all Obligations of the Borrowers under the Loan Agreement and the other Loan Documents to which they are a party.

ARTICLE VI – MISCELLANEOUS

6.1
Each Borrower (i) reaffirms its Obligations under the Loan Agreement and the other Loan Documents to which it is a party, and (ii) agrees that the Loan Agreement and the other Loan Documents to which it is a party remain in full force and effect, except as amended hereby, and are hereby ratified and confirmed.

6.2
The execution, delivery and performance of this Amendment shall not, except as expressly provided for herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement or any other document.

6.3
Each Borrower acknowledges and agrees that it has read and is fully informed and satisfied with all the terms and conditions of this Amendment and has had the opportunity to obtain independent legal advice in connection therewith.

6.4
This Amendment shall be governed by, and construed in accordance with, the internal laws of the Province of Alberta and the federal laws of Canada applicable therein without regard to the principles of conflict of laws.

6.5
This Amendment and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by fax or other electronic transmission of an executed counterpart of a signature page to this Amendment and each other Loan Document shall be effective as delivery of an original executed counterpart of this Amendment and such other Loan Document. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment or any other Loan Document shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, as in provided Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario), the Electronic Transaction Acts (British Columbia), the Electronic Transactions Act (Alberta), or any other similar laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada. The Lender may, in its discretion, require that any such documents and signatures executed electronically or delivered by fax or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature executed electronically or delivered by fax or other electronic transmission.

[The next pages are the signature pages]

DATED as of the date first stated above.

Lender: ROYAL BANK OF CANADA,

by its attorneys,

Per: /s/ Dan Mascioli

Name: Dan Mascioli

Title: Sr. Director, Corporate Client Group - Asset Based Lending

Per:

Name:

Title:

Signature Page to Eighth Amendment

Borrower: DIRTT ENVIRONMENTAL SOLUTIONS LTD.

Per: /s/ Fareeha Khan

Name: Fareeha Khan

Title: CFO

Borrower: DIRTT ENVIRONMENTAL SOLUTIONS INC.

Per: /s/ Fareeha Khan

Name: Fareeha Khan

Title: CFO

Signature Page to Eighth Amendment